SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, DC 20549

                       ____________


                          FORM 8-K

                        CURRENT REPORT
              PURSUANT TO SECTION 13  or 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): July, 18, 1995


                  RESOURCE MORTGAGE CAPITAL, INC.
        (Exact Name of Registrant as Specified in Charter)


Virginia             1-9819                       52-1549373
(State or Other  (Commission File Number)      (IRS Employer
Jurisdiction of                                Identification No.)
Incorporation)

2800 East Parham Road, Richmond, Virginia              23228
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (804) 967-5800


                       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)




Item 5. Other Events.

	On June 30, 1995, the Company closed a public offering of 1,350,000 shares of the Company's Series A Cumulative Convertible Preferred Stock at an offering price of $24.00 per share in an underwritten offering managed by Stifel, Nicolaus & Company, Incorporated. The underwriters have elected to exercise their over-allotment option to purchase an additional 202,500 shares.

	Separately, the Securities and Exchange Commission approved the previously announced settlement of its investigation with respect to a 1992 purchase of the Company's common stock by the Company's president, Thomas H. Potts. On July 17, 1995, the SEC filed a complaint in the United States District Court for the District of Maryland, and Mr. Potts agreed to entry of an injunction, at the terms previously disclosed by the Company.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		RESOURCE MORTGAGE CAPITAL, INC.


July 18, 1995	                          By:	Lynn K. Geurin
					                                       --------------
                                            Lynn K. Geurin
					                                       Executive Vice President and
					                                       Chief Financial Officer